Exhibit 3.2
FORM OF AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ACCELEVATION HOLDINGS CORP.
* * * * *
Accelevation Holdings Corp., a corporation duly organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Corporation”),
DOES HEREBY CERTIFY as follows:
FIRST: The present name of the Corporation is Accelevation Holdings Corp. The original
Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 15, 2026 (the “Certificate of Incorporation”).
SECOND: The Board of Directors of the Corporation, pursuant to a unanimous written consent, duly adopted resolutions authorizing the Corporation to amend and restate the Certificate of
Incorporation in its entirety to read as set forth in Exhibit A attached hereto and made a part hereof (the “Amended and Restated Certificate”).
THIRD: The Amended and Restated Certificate restates and integrates and further amends the
Certificate of Incorporation.
FOURTH: The stockholders of the Corporation approved and adopted the Amended and
Restated Certificate by written consent in accordance with Section 228 of the General
Corporation Law of the State of Delaware.
FIFTH: The Amended and Restated Certificate has been duly adopted in accordance with
Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.
* * * * *
Signature Page to Amended and Restated
Certificate of Incorporation of Accelevation Holdings Corp.
IN WITNESS WHEREOF, Accelevation Holdings Corp. has caused this Amended and Restated
Certificate of Incorporation to be executed by its duly authorized officer on this              day
of              , 2026.

ACCELEVATION HOLDINGS CORP.

By:
Name:	Michael Rubiera
Title:	Chief Executive Officer
Exhibit A
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ACCELEVATION HOLDINGS CORP.
ARTICLE ONE
The name of the corporation is Accelevation Holdings Corp. (the “Corporation”).
ARTICLE TWO
The address of the Corporation’s registered office in the State of Delaware is 1209 Orange
Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.
ARTICLE THREE
The nature and purpose of the business of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the
State of Delaware (“DGCL”).
ARTICLE FOUR
Section 1.Authorized Shares. The total number of shares of all classes of capital stock
which the Corporation shall have authority to issue is              shares, consisting of three classes
as follows:
1.               shares of Preferred Stock, par value $0.0001 per share (the “Preferred Stock”);
2.         shares of Class A common stock, par value $0.0001 per share (the “Class A
Common Stock”); and
3.         shares of Class B common stock, par value $0.0001 per share (the “Class B
Common Stock” and together with the Class A Common Stock, the “Common Stock”).
The Preferred Stock and the Common Stock shall have the designations, rights, powers, and preferences and the qualifications, restrictions, and limitations thereof, if any, set forth below.
Section 2.Preferred Stock. The Board of Directors of the Corporation (the “Board”) is
authorized, subject to limitations prescribed by law, to provide, by resolution or resolutions for the issuance of shares of Preferred Stock in one or more series, and with respect to each series, to establish the number of shares to be included in each such series, and to fix the voting powers (if any), designations, powers, preferences, and relative, participating, optional, or other special rights, if any, of the shares of each such series, and any qualifications, limitations, or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, and liquidation preferences, any or all of which may be greater than the rights of the Common Stock.
The powers (including voting powers), preferences, and relative, participating, optional, and other special rights of each series of Preferred Stock and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding), without the separate vote of the holders of the Preferred Stock as a class, irrespective of the provisions of Section 242(b)(2) of the DGCL. For the avoidance of doubt, and notwithstanding the foregoing, the Corporation shall be governed by Section 242(d)
of the DGCL.
Section 3.Common Stock.
(a)Voting Rights. Except as otherwise required by the DGCL or as provided by or pursuant to the provisions of this Certificate of Incorporation (as amended and/or restated
from time to time, including pursuant to any certificate of designation relating to any series of
Preferred Stock, the “Certificate”):
(i)Each holder of Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock held of record by such holder on all matters to be voted upon by stockholders of the Corporation.
(ii)Each holder of Class B Common Stock shall be entitled to one vote for each share of Class B Common Stock held of record by such holder on all matters to be voted upon by stockholders of the Corporation.
(iii)Except as otherwise required in this Certificate or by applicable law, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class on all matters on which stockholders of the Corporation are generally entitled to vote
(and, if any holders of Preferred Stock are entitled to vote together with the holders of Common
Stock, as a single class with such holders of Preferred Stock); provided, however, that, except as otherwise required by law or this Certificate, the holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate (including any certificate of designation relating to any series of Preferred
Stock) or pursuant to the DGCL. Subject to the rights of the holders of any series of Preferred
Stock, the number of authorized shares of Class A Common Stock or Class B Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding)
without the separate vote of the holders of the Class A Common Stock or Class B Common
Stock, as applicable, irrespective of the provisions of Section 242(b)(2) of the DGCL. For the avoidance of doubt, the Corporation does not intend by the foregoing sentence to opt out of the provisions of Section 242(d) of the DGCL, and intends that Section 242(d) be applicable to the
Corporation.

(iv)The holders of shares of Common Stock shall not have cumulative voting rights.
(b)Dividends. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Class A Common Stock with respect to the payment of dividends in cash, stock, or property of the Corporation, such dividends may be declared and paid on the Class A Common Stock out of the assets of the Corporation that are by law available therefor at such times and in such amounts as the Board in its discretion shall determine.
Dividends shall not be declared or paid on the Class B Common Stock.
(c)Liquidation, Dissolution, etc. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation as required by law and of the preferential and other amounts, if any, to which the holders of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Class A Common
Stock shall be entitled, the holders of all outstanding shares of Class A Common Stock shall be entitled to participate in the distribution of the remaining assets of the Corporation available for distribution to holders of Class A Common Stock ratably in proportion to the number of shares held by each such stockholder. The holders of shares of Class B Common Stock, as such, shall not be entitled to receive any assets of the Corporation in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation.
(d)Reclassification. Neither the Class A Common Stock nor the Class B
Common Stock may be subdivided, split, combined, consolidated, reclassified, or otherwise changed unless contemporaneously therewith the other class of Common Stock and the common units of Accelevation Holdings LLC, a Delaware limited liability company (such units, the “LLC
Units”), are subdivided, split, combined, consolidated, reclassified, or otherwise changed in the same proportion and in the same manner.
(e)Exchange. The holders of LLC Units other than the Corporation shall, to the extent provided in the Exchange Agreement and the LLC Agreement (each, defined below)
and in accordance with the terms and conditions of the Exchange Agreement and the LLC
Agreement, as applicable, have the right to exchange the Class B Common Stock and the LLC
Units held by them for the number of fully paid and nonassessable shares of Class A Common
Stock determined in accordance with the terms of the Exchange Agreement. Upon the exchange of an LLC Unit for one share of Class A Common Stock in accordance with the terms and conditions of the Exchange Agreement and the LLC Agreement, as applicable, one share of
Class B Common Stock held by the exchanging holder shall automatically and without further action on the part of the Corporation be transferred to the Corporation for no consideration, and shall be automatically retired and cancelled and shall no longer be issued or outstanding and may not be reissued and shall return to the status of authorized but unissued shares of Class B
Common Stock. The Corporation shall at all times when any shares of Class B Common Stock and LLC Units shall be outstanding, reserve and keep available out of its authorized but unissued
Class A Common Stock such number of shares of the Class A Common Stock as shall from time to time be sufficient to effect the exchange of all outstanding shares of Class B Common Stock and LLC Units into shares of Class A Common Stock in accordance with the terms of the
Exchange Agreement and the LLC Agreement. If at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the exchange of all outstanding LLC Units, the Corporation will take such corporate actions within its power as may, in the opinion of its counsel, be necessary to cause this Certificate to be amended so as to increase the number of authorized shares of Class A Common Stock to such number as shall be sufficient for such purpose. “Exchange Agreement” means that certain Exchange Agreement, dated on or about the date hereof, among the Corporation, Accelevation Holdings LLC, and holders of LLC Units party thereto, as it may be amended and/or restated from time to time, a copy of which is available from the Corporation upon request and without cost. “LLC
Agreement” means that certain Amended and Restated Limited Liability Company Agreement of
Accelevation Holdings LLC, dated on or about the date hereof, as it may be amended and/or restated from time to time, a copy of which is available from the Corporation upon request and without cost.
(f)Automatic Transfer. No share of Class B Common Stock may be sold, exchanged, or otherwise transferred, other than in connection with (i) the original issuance of the
Class B Common Stock to the holders of LLC Units of Accelevation Holdings LLC pursuant to the Exchange Agreement, (ii) the exchange of an LLC Unit as set forth in Section 3(e) of
ARTICLE FOUR hereof and in the Exchange Agreement and the LLC Agreement, and (iii) the
transfer of an LLC Unit by a holder of LLC Units to “Permitted Transferees” of such holder as defined in the LLC Agreement. In the event that any outstanding shares of Class B Common
Stock are sold, exchanged, or otherwise transferred other than as provided in the foregoing clauses (i), (ii), and (iii) or such outstanding shares of Class B Common Stock shall otherwise cease to be held by a holder of a corresponding number, based on the exchange rate then in effect, of LLC Units (including a transferee of an LLC Unit) for any reason, such shares of Class
B Common Stock shall upon such sale, exchange, or other transfer, or upon ceasing to be held by such holder, automatically and without further action on the part of the Corporation or any holder of Class B Common Stock be transferred to the Corporation for no consideration and thereupon shall be automatically retired and cancelled and shall no longer be issued or outstanding and may not be reissued and shall return to the status of authorized but unissued shares of Class B
Common Stock. Certificates representing outstanding shares of Class B Common Stock shall contain a legend referencing the restrictions of transfers set forth herein.
ARTICLE FIVE
Section 1.Board of Directors. Except as otherwise provided in this Certificate or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the
Board.
Section 2.Number of Directors. Subject to any rights of the holders of any series of
Preferred Stock then outstanding to elect additional directors under specified circumstances or otherwise, the number of directors which shall constitute the Board shall be nine and, thereafter, shall be fixed from time to time exclusively by resolution of the Board; provided that, before the

Board Trigger Date (as defined herein), the size of the Board may also be fixed by the holders of a majority of the voting power present or represented by proxy at a duly convened meeting of stockholders or by a consent of stockholders in lieu of a meeting in accordance with Section 228 of the DGCL; provided, further, that the number of directors shall not be increased or decreased without the prior written consent of the Principal Stockholder (as defined herein) for so long as the Director Nomination Agreement dated on or about the IPO Date, as amended, restated, modified, and/or supplemented from time to time (the “Director Nomination Agreement”), a copy of which is available from the Corporation upon request and without cost, remains in effect.
Section 3.Classes of Directors. The directors of the Corporation, other than those who may be elected by the holders of any series of Preferred Stock, shall be divided into three classes, hereby designated Class I, Class II and Class III.
Section 4.Election and Term of Office. Subject to the rights of the holders of any series of
Preferred Stock then outstanding and subject to Section 7 of this ARTICLE FIVE, the directors shall be elected by a plurality of the votes cast. The term of office of the initial Class I directors shall expire at the first annual meeting of stockholders following the date the Class A Common
Stock is first publicly traded (the “IPO Date”), the term of office of the initial Class II directors shall expire at the second annual meeting of stockholders after the IPO Date, and the term of office of the initial Class III directors shall expire at the third annual meeting of the stockholders after the IPO Date. The Board may assign directors already in office to Class I, Class II, and
Class III. At each annual meeting of stockholders after the IPO Date, directors elected to replace those of a class whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting after their election and until their respective successors shall have been duly elected and qualified. Each such director shall hold office until the annual meeting of stockholders for the year in which such director’s term expires and a successor is duly elected and qualified or until his or her earlier death, resignation, or removal. Nothing in this
Certificate shall preclude a director from serving consecutive terms. Elections of directors need not be by written ballot unless the Bylaws of the Corporation (as amended and/or restated, the
“Bylaws”) shall so provide.
Section 5.Newly Created Directorships and Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board resulting from death, resignation, disqualification, removal from office, or any other cause may be filled by the affirmative vote of the majority of the remaining directors then in office, even if less than a quorum, or by a sole remaining director, and may not be filled in any other manner; provided that, before the Board Trigger Date, vacant and newly created directorships may also be filled by a plurality vote of the stockholders entitled to vote thereon at a duly convened meeting of stockholders or by a consent of a majority in voting power of the stock entitled to vote thereon in accordance with Section 228 of the DGCL; and further provided that any vacancy or newly created directorship relating to a director entitled to be nominated by the Principal Stockholder pursuant to the Director Nomination Agreement may only be filled with the person nominated by the Principal Stockholder. A director elected or appointed to fill a vacancy shall serve for the unexpired term of his or her predecessor in office and until his or her successor is elected and qualified or until his or her earlier death, resignation, or removal. A director elected or appointed to fill a position resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been elected or appointed and until his or her successor is elected and qualified, or until his or her earlier death, resignation, or removal. No decrease in the authorized number of directors shall shorten the term of any incumbent director.
Section 6.Removal and Resignation of Directors. Notwithstanding any other provision of this Certificate, (i) prior to the Board Trigger Date, directors may be removed with or without cause upon the affirmative vote of stockholders representing at least a majority of the Voting
Stock (as defined herein) of the Corporation, voting together as a single class and (ii) on and after the Board Trigger Date, directors may only be removed for cause and only upon the affirmative vote of stockholders representing at least 66 2/3% of the voting power of the then outstanding shares of Voting Stock of the Corporation, voting together as a single class. Any director may resign at any time upon notice in writing or by electronic transmission to the
Corporation. “Board Trigger Date” means the first date on which the Principal Stockholder and the Principal Stockholder Affiliates (as defined herein) cease to beneficially own in the aggregate
(directly or indirectly) at least 40% of the outstanding shares of Class A Common Stock
(determined assuming that each LLC Unit owned by holders other than the Corporation were exchanged for Class A Common Stock in accordance with the terms and conditions of the
Exchange Agreement and the LLC Agreement, as applicable). “Principal Stockholder” means
Olympus Partners, LP. “Principal Stockholder Affiliates” means (a) in respect of the Principal
Stockholder, any entity that controls, is controlled by or is under common control with such
Principal Stockholder (other than the Corporation and any entity that is controlled by the
Corporation) and any investment funds managed by such Principal Stockholder or any of its affiliates and (b) in respect of the Corporation, any entity controlled by the Corporation.
“Control” is defined in Section 4 of ARTICLE NINE.
Section 7.Rights of Holders of Preferred Stock. Notwithstanding the provisions of this
ARTICLE FIVE, whenever the holders of one or more series of Preferred Stock shall have the right, voting separately or together by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies, and other features of such directorship shall be subject to the rights of such series of Preferred Stock. During any period when the holders of any series of Preferred Stock, voting separately as a series or together with one or more series, have the right to elect additional directors, then upon commencement and for the duration of the period during which such right continues (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, resignation, disqualification, or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification, or removal of such additional directors, shall forthwith terminate (in which case each such director thereupon shall cease to be qualified as, and shall cease to be, a director), and the total authorized number of directors of the
Corporation shall automatically be reduced accordingly.
Section 8.Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.
Section 9.Chair of the Board. So long as the Principal Stockholder beneficially owns in the aggregate (directly or indirectly) at least 30% or more of the Voting Stock of the Corporation, the
Chair of the Board shall be designated solely by the Principal Stockholder.
ARTICLE SIX
Section 1.Limitation of Liability.
(a)To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader exculpation than permitted prior thereto), no director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty as a director or officer.
(b)Any amendment, repeal, or modification of the foregoing paragraph shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal, or modification, with respect to any act, omission, or other matter occurring prior to such amendment, repeal, or modification. Solely for purposes of
Sections 1(a) and 1(b) of this ARTICLE SIX, “officer” has the meaning provided in Section
102(b)(7) of the DGCL.
ARTICLE SEVEN
Section 1.Action by Written Consent. Prior to the first date on which the Principal
Stockholder and the Principal Stockholder Affiliates (as defined herein) cease to beneficially own in the aggregate (directly or indirectly) at least 35% of the outstanding shares of Class A
Common Stock (determined assuming that each LLC Unit owned by holders other than the
Corporation were exchanged for Class A Common Stock in accordance with the terms and conditions of the Exchange Agreement and the LLC Agreement, as applicable) (the “Consent
Trigger Date”), any action which is required or permitted to be taken by the Corporation’s stockholders may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of the Corporation’s stock entitled to vote thereon were present and voted. On and after the Consent Trigger Date, any action required or permitted to be taken by the Corporation’s stockholders may be taken only at a duly called annual or special meeting of the Corporation’s stockholders and the power of stockholders to act by consent in writing without a meeting is specifically denied; provided, however, that any action required or permitted to be taken by the holders of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice, and without a vote, to the extent expressly so provided in the resolutions creating such series of Preferred Stock.
Section 2.Special Meetings of Stockholders. Subject to the rights of the holders of any series of Preferred Stock then outstanding and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only (i) by or at the direction of the
Board or the Chair of the Board pursuant to a written resolution adopted by the affirmative vote of the majority of the total number of directors that the Corporation would have if there were no vacancies, or (ii) prior to the first date on which the Principal Stockholder and the Principal
Stockholder Affiliates cease to beneficially own in the aggregate (directly or indirectly) at least
35% of the voting power of the then outstanding Voting Stock (“Special Meeting Trigger Date”), by the Chair of the Board at the request of the Principal Stockholder in the manner provided for in the Bylaws. Any business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice of the meeting.
ARTICLE EIGHT
Section 1.Certain Acknowledgments. It is hereby acknowledged that:
(a)(i) certain of the directors, partners, principals, officers, members, managers, employees, operating partners, and/or contractors of the Principal Stockholder or the
Principal Stockholder Affiliates may serve as directors or officers of the Corporation, (ii) the
Principal Stockholder and the Principal Stockholder Affiliates engage and may continue to engage in the same or similar activities or related lines of business as those in which the
Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, and (iii) the
Corporation and the Principal Stockholder Affiliates may engage in material business transactions with the Principal Stockholder and the Principal Stockholder Affiliates, and the
Corporation is expected to benefit therefrom;
(b)the provisions of this ARTICLE EIGHT are set forth to regulate to the fullest extent permitted by law certain affairs of the Corporation as they may involve the
Principal Stockholder and/or the Principal Stockholder Affiliates and/or their respective directors, partners, principals, officers, members, managers, employees, operating partners, and/
or contractors, including any of the foregoing who serve as officers or directors of the
Corporation (the Principal Stockholder and/or the Principal Stockholder Affiliates and all such other persons each an “Exempt Person” and collectively, the “Exempt Persons”); and
(c)this ARTICLE EIGHT constitutes the renunciation of corporate opportunities pursuant to Section 122(17) of the DGCL, which authorizes a corporation to renounce specified classes and categories of business opportunities.

Section 2.Renunciation of Corporate Opportunities. To the fullest extent permitted by the
DGCL, but subject to Section 3 of this ARTICLE EIGHT, the Corporation hereby renounces any interest or expectancy in, or being offered an opportunity to participate in, any and all business opportunities: (a) originated or acquired by an Exempt Person; (b) in which the Exempt Person has an interest; or (c) that is received from any person or entity by an Exempt Person. The business opportunities renounced under this paragraph include any actual or potential investment or business opportunity or prospective economic advantage in which the Corporation could, but for this paragraph, have an interest or expectancy (including, without limitation, acquisitions, dispositions, business combinations, financings, or investment opportunities), whether or not such opportunities are in the same or similar lines of business in which the Corporation is engaged or intends to engage.
Section 3.Excluded Opportunities. Notwithstanding the foregoing provisions of this
ARTICLE EIGHT, but subject to Section 4 of this ARTICLE EIGHT, the Corporation does not renounce any interest or expectancy it may have in any business opportunity that is (a) expressly offered to a person solely in his or her capacity as a director or officer of the Corporation, and not in any other capacity; (b) offered to, or acquired by, a person while he or she is a full-time employee of the Corporation; or (c) that has been developed using the confidential information of the Corporation or any of its subsidiaries.
Section 4.Certain Matters Deemed Not Corporate Opportunities. In addition to and notwithstanding the foregoing provisions of this ARTICLE EIGHT, a corporate opportunity shall not be deemed to belong to the Corporation if it is a business opportunity the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation’s business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy.
Section 5.Amendment of this Article. Notwithstanding anything to the contrary elsewhere contained in this Certificate, subject to the rights of the holders of any series of Preferred Stock then outstanding, and in addition to any vote required by applicable law, the affirmative vote of the Principal Stockholder, so long as the Principal Stockholder and/or the Principal Stockholder
Affiliates continue to beneficially own any outstanding shares of Voting Stock of the
Corporation, shall be required to alter, amend, or repeal, or to adopt any provision inconsistent with, this ARTICLE EIGHT; provided, however, that, to the fullest extent permitted by law, neither the alteration, amendment, or repeal of this ARTICLE EIGHT nor the adoption of any provision of this Certificate inconsistent with this ARTICLE EIGHT shall apply to or have any effect on the liability or alleged liability of any Exempt Person for or with respect to any activities or opportunities which such Exempt Person becomes aware of prior to such alteration, amendment, repeal, or adoption.
Section 6.Deemed Notice. Any person or entity purchasing or otherwise acquiring or holding any interest in any shares of the Corporation shall be deemed to have notice of and to have consented to the provisions of this ARTICLE EIGHT.

ARTICLE NINE
Section 1.Section 203 of the DGCL. The Corporation expressly elects not to be subject to the provisions of Section 203 of the DGCL.
Section 2.Business Combinations with Interested Stockholders. Notwithstanding any other provision in this Certificate to the contrary, the Corporation shall not engage in any Business
Combination (as defined herein), at any point in time at which the Common Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the
“Exchange Act”), with any Interested Stockholder (as defined herein) for a period of three years following the time that such stockholder became an Interested Stockholder, unless:
(a)prior to such time the Board approved either the Business Combination or the transaction which resulted in such stockholder becoming an Interested Stockholder;
(b)upon consummation of the transaction which resulted in such stockholder becoming an Interested Stockholder, such stockholder owned at least 85% of the Voting Stock of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the Voting Stock outstanding (but not the outstanding Voting Stock owned by such
Interested Stockholder) those shares owned (i) by Persons (as defined herein) who are directors and also officers of the Corporation, and (ii) employee stock plans of the Corporation in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
(c)at or subsequent to such time, the Business Combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding Voting Stock which is not owned by such Interested Stockholder.
Section 3.Exceptions to Prohibition on Interested Stockholder Transactions. The restrictions contained in this ARTICLE NINE shall not apply if:
(a)a stockholder becomes an Interested Stockholder inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the stockholder ceases to be an Interested Stockholder, and (ii) would not, at any time within the three-year period immediately prior to a Business Combination between the Corporation and such stockholder, have been an Interested Stockholder but for the inadvertent acquisition of ownership; or
(b)the Business Combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required hereunder of a proposed transaction which (i) constitutes one of the transactions described in the second sentence of this Section 3(b) of ARTICLE NINE, (ii) is with or by a Person who either was not an Interested Stockholder during the previous three years or who became an Interested
Stockholder with the approval of the Board, and (iii) is approved or not opposed by a majority of the directors then in office (but not less than one) who were directors prior to any Person becoming an Interested Stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors. The proposed transactions referred to in the preceding sentence are limited to: (x) a merger or consolidation of the Corporation (except for a merger in respect of which, pursuant to Section 251(f) of the
DGCL, no vote of the stockholders of the Corporation is required); (y) a sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation (other than to any direct or indirect wholly owned subsidiary or to the Corporation) having an aggregate market value equal to 50% or more of either that aggregate market value of all of the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding Stock (as defined herein)
of the Corporation; or (z) a proposed tender or exchange offer for 50% or more of the outstanding Voting Stock of the Corporation. The Corporation shall give not less than 20 days’
notice to all Interested Stockholders prior to the consummation of any of the transactions described in clause (x) or (y) of the second sentence of this Section 3(b) of ARTICLE NINE.
Section 4.Definitions. As used in this ARTICLE NINE only, and unless otherwise provided by the express terms of this ARTICLE NINE, the following terms shall have the meanings ascribed to them as set forth in this Section 4 of ARTICLE NINE and, to the extent such terms are defined elsewhere in this Certificate, such definitions shall not apply to this ARTICLE NINE:
(a)“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person;
(b)“Associate,” when used to indicate a relationship with any Person, means
(i) any corporation, partnership, unincorporated association, or other entity of which such Person is a director, officer, or general partner or is, directly or indirectly, the owner of 20% or more of any class of Voting Stock, (ii) any trust or other estate in which such Person has at least a 20%
beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same residence as such Person;
(c)“Business Combination” means:
(i)any merger or consolidation of the Corporation (other than a merger effected pursuant to Sections 253 or 267 of the DGCL) or any direct or indirect majority-
owned subsidiary of the Corporation with (A) the Interested Stockholder, or (B) any other corporation, partnership, unincorporated association, or entity if the merger or consolidation is caused by the Interested Stockholder and as a result of such merger or consolidation Section 2 of this ARTICLE NINE is not applicable to the surviving entity;
(ii)any sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the Interested Stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding Stock of the Corporation;
(iii)any transaction which results in the issuance or transfer by the
Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any
Stock of the Corporation or of such subsidiary to the Interested Stockholder, except (A) pursuant to the exercise, exchange, or conversion of securities exercisable for, exchangeable for, or convertible into Stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the Interested Stockholder became such; (B) pursuant to an exchange of LLC Units into Class A Common Stock, to the extent provided in the Exchange
Agreement and the LLC Agreement, (C) pursuant to a merger under Sections 251(g), 253 or 267 of the DGCL, (D) pursuant to a dividend or distribution paid or made, or the exercise, exchange, or conversion of securities exercisable for, exchangeable for, or convertible into Stock of the
Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of Stock of the Corporation subsequent to the time the Interested Stockholder became such, (E) pursuant to an exchange offer by the Corporation to purchase Stock made on the same terms to all holders of such Stock, or (F) any issuance or transfer of Stock by the Corporation;
provided, however, that in no case under items (D)-(F) of this Section 4(c)(iii) of ARTICLE
NINE shall there be an increase in the Interested Stockholder’s proportionate share of the Stock of any class or series of the Corporation or of the Voting Stock of the Corporation;
(iv)any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the Stock of any class or series, or securities convertible into the Stock of any class or series, of the Corporation or of any such subsidiary which is owned by the Interested Stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of Stock not caused, directly or indirectly, by the Interested Stockholder; or
(v)any receipt by the Interested Stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in Sections
4(c)(i)-(iv) of ARTICLE NINE) provided by or through the Corporation or any direct or indirect majority-owned subsidiary of the Corporation;
(d)“control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise. A Person who is the owner of 20% or more of the outstanding Voting Stock of any corporation, partnership, unincorporated association, or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary; notwithstanding the foregoing, a presumption of control shall not apply where such Person holds Voting Stock, in good faith and not for the purpose of circumventing this ARTICLE NINE, as an agent, bank, broker, nominee, custodian, or trustee for one or more owners who do not individually or as a group (as such term is used in

Rule 13d-5 under the Exchange Act (“Rule 13d-5”), as such Rule 13d-5 is in effect as of the date of this Certificate) have control of such entity;
(e)“Interested Stockholder” means any Person (other than the Corporation and any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of
15% or more of the outstanding Voting Stock of the Corporation, or (ii) is an Affiliate or
Associate of the Corporation and was the owner of 15% or more of the outstanding Voting Stock of the Corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such Person is an Interested Stockholder, and the
Affiliates and Associates of such Person. Notwithstanding anything in this ARTICLE NINE to the contrary, the term “Interested Stockholder” shall not include: (x) the Principal Stockholder or any of the Principal Stockholder Affiliates, or any other Person with whom any of the foregoing are acting as a group or in concert for the purpose of acquiring, holding, voting, or disposing of shares of Stock of the Corporation; (y) any Person who would otherwise be an Interested
Stockholder either in connection with or because of a transfer, sale, assignment, conveyance, hypothecation, encumbrance, or other disposition of 5% or more of the outstanding Voting Stock of the Corporation (in one transaction or a series of transactions) by the Principal Stockholder or any of its Affiliates or Associates to such Person; provided, however, that such Person was not an Interested Stockholder prior to such transfer, sale, assignment, conveyance, hypothecation, encumbrance, or other disposition; or (z) any Person whose ownership of shares in excess of the
15% limitation set forth herein is the result of action taken solely by the Corporation; provided that, for purposes of this clause (z) only, such Person shall be an Interested Stockholder if thereafter such Person acquires additional shares of Voting Stock of the Corporation, except as a result of further action by the Corporation not caused, directly or indirectly, by such Person;
provided, that, for the purpose of determining whether a Person is an Interested Stockholder, the
Voting Stock of the Corporation deemed to be outstanding shall include Stock deemed to be owned by the Person through application of this definition of “owned” but shall not include any other unissued Stock of the Corporation which may be issuable pursuant to any agreement, arrangement, or understanding, or upon exercise of conversion rights, warrants, or options, or otherwise;
(f)“Owner,” including the terms “own” and “owned,” when used with respect to any Stock, means a Person that individually or with or through any of its Affiliates or
Associates beneficially owns such Stock, directly or indirectly; or has (A) the right to acquire such Stock (whether such right is exercisable immediately or only after the passage of time)
pursuant to any agreement, arrangement, or understanding, or upon the exercise of conversion rights, exchange rights, warrants, or options, or otherwise; provided, however, that a Person shall not be deemed the owner of Stock tendered pursuant to a tender or exchange offer made by such
Person or any of such Person’s Affiliates or Associates until such tendered Stock is accepted for purchase or exchange, (B) the right to vote such Stock pursuant to any agreement, arrangement, or understanding; provided, however, that a Person shall not be deemed the owner of any Stock because of such Person’s right to vote such Stock if the agreement, arrangement, or understanding to vote such Stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more Persons, or (C) has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in clause (B) of this Section 4(f) of
ARTICLE NINE), or disposing of such Stock with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, such Stock;
(g)“Person” means any individual, corporation, partnership, unincorporated association, or other entity;
(h)“Stock” means, with respect to any corporation, any capital stock of such corporation and, with respect to any other entity, any equity interest of such entity; and
(i)“Voting Stock” means, with respect to any corporation, Stock of any class or series entitled to vote generally in the election of directors, and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference to a percentage of Voting Stock shall refer to such percentage of the votes of such Voting Stock.
ARTICLE TEN
Section 1.Amendments to the Bylaws. Subject to the rights of holders of any series of
Preferred Stock then outstanding, in furtherance and not in limitation of the powers conferred by law, prior to the Board Trigger Date, the Bylaws may be amended, altered, rescinded, or repealed, in whole or in part, and new bylaws may be adopted by (i) the Board, or (ii) in addition to any vote of the holders of any class or series of capital stock of the Corporation required herein (including pursuant to any certificate of designation relating to any series of Preferred
Stock) and any other vote otherwise required by applicable law or the Bylaws, the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of Voting Stock of the Corporation, voting together as a single class. On and after the Board
Trigger Date, the Bylaws may be amended, altered, rescinded, or repealed, in whole or in part, and new bylaws may be adopted by (i) the Board, or (ii) in addition to any vote of the holders of any class or series of capital stock of the Corporation required herein (including pursuant to any certificate of designation relating to any series of Preferred Stock), and any other vote otherwise required by applicable law or the Bylaws, the affirmative vote of the holders of at least 66 2/3%
of the voting power of the then outstanding Voting Stock of the Corporation, voting together as a single class.
Section 2.Amendments to this Certificate. Subject to the rights of holders of any series of
Preferred Stock then outstanding, and in addition to any other vote required by law or this
Certificate, no provision of ARTICLE FIVE, ARTICLE SIX, ARTICLE SEVEN, ARTICLE
NINE, ARTICLE TEN, or ARTICLE ELEVEN of this Certificate may be altered, amended, or repealed in any respect, nor may any provision of this Certificate or the Bylaws inconsistent therewith be adopted, unless (i) prior to the Board Trigger Date, such alteration, amendment, repeal, or adoption is approved by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of Voting Stock of the Corporation, voting together as a single class, and (ii) on and after the Board Trigger Date, such alteration, amendment, repeal, or adoption is approved by the affirmative vote of holders of at least 66 2/3% of the voting power of all outstanding shares of Voting Stock of the Corporation, voting together as a single class.

ARTICLE ELEVEN
Section 1.Exclusive Forum. Unless this Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of
Chancery does not have jurisdiction, the state or federal court located in the State of Delaware with jurisdiction) shall, to the fullest extent permitted by law, be the sole and exclusive forum for
(i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee, or stockholder of the Corporation to the Corporation or the Corporation’s
stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware,
the Certificate or the Bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine; provided that, for the avoidance of doubt, this provision, including for any “derivative action,” will not apply to suits to enforce a duty or liability created by the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. Unless this Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.
Section 2.Notice. Any Person purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation (including, without limitation, shares of Common
Stock) shall be deemed to have notice of and to have consented to the provisions of this
ARTICLE ELEVEN.
ARTICLE TWELVE
If any provision or provisions of this Certificate shall be held to be invalid, illegal, or unenforceable as applied to any circumstance for any reason whatsoever, the validity, legality, and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate (including, without limitation, each portion of any paragraph of this Certificate containing any such provision held to be invalid, illegal, or unenforceable that is not itself held to be invalid, illegal, or unenforceable) shall not, to the fullest extent permitted by applicable law, in any way be affected or impaired thereby.